SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico	87501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A
(Former name or former address, if changed since last report.)

Item 5 Other Events.

     On July 31, 2003, Thornburg Mortgage, Inc. (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with UBS Securities LLC and A.G. Edwards & Sons, Inc., as lead managers (the “Underwriters”) and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the sale of 4,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the granting to the Underwriters of an option to purchase up to an additional 600,000 shares of Common Stock to cover over-allotments that may occur during the offering process.

     The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be approximately $120.3 million, including the exercise of the over-allotment.

Item 7(c) Exhibits.

     The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit

1.13	Underwriting Agreement, dated July 31, 2003, by and among the Company, the Manager and the Underwriters

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: August 1, 2003	By:	/s/ Michael B. Jeffers

Michael B. Jeffers,
Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT

1.13	Underwriting Agreement, dated July 31, 2003, by and among the Company, the Manager and the Underwriters